SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofThe
Securities Exchange Act of 1934

February 11, 2004
Date of Report (Date of earliest event reported):

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

FLORIDA	0-029587	65-0705328
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1132 Celebration Blvd., Florida 34747
(Address and Zip Code of Principal Executive Offices)

Issuer’s Telephone Number: (321) 939-6321

Item 1. Changes in control of registrant.

        The Company has not completed nor closed its acquisition of Intelligent Business Systems Group International, Inc. (“IBSGI”). As previously reported in the Company’s 8-K as filed with the Commission on November 21, 2003, the Company entered into a Stock Purchase Agreement (the “Agreement”) with the shareholders of IBSGI pursuant to which IBSGI is to become a wholly owned subsidiary of the Company. The Agreement has several condition precedents to a final closing, and to date, those condition precedents have not been satisfied. The Company is working diligently to complete these condition precedents and expects to do so within the next 30 days. Because these condition precedents have not been met, in accordance with the terms of the Agreement, the acquisition of IBSGI has not been completed nor recorded on the Company’s books and records. Upon the satisfaction of these condition precedent, the Company will file an 8-K reporting the closing of the acquisition of IBSGI.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBSG International, Inc. (Registrant) By: /S/ Michael Rivers Michael Rivers, President

Dated: February 13, 2004.